Exhibit 99.1

RRD ANNOUNCES EXPIRATION OF ITS CONSENT SOLICITATIONS FOR ITS 2027 NOTES AND 2029 NOTES

CHICAGO, Illinois, January 27, 2022 — R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced the expiration of its previously announced solicitation of waivers and consents (the “Consent Solicitations”) from holders of its 8.250% Notes due 2027 (the “2027 Notes”) and 8.500% Notes due 2029 (together with the 2027 Notes, the “Notes”) to waive certain provisions in and adopt certain proposed amendments to each of the indentures governing the Notes (the “Indentures”), including with respect to (i) declaring that the Merger (as defined below) does not constitute a Change of Control (as defined in each of the Indentures) under each of the Indentures and waiving any obligation of the Company to make a change of control offer in connection with the Merger, (ii) amending the defined term “Change of Control” in each of the Indentures to include a carve-out for certain “Permitted Holders,” (iii) adding to, amending, supplementing or changing certain other defined terms contained in each of the Indentures related to the foregoing; and (iv) amending the reporting covenant in each of the Indentures, collectively the “Proposed Amendments.”

The Consent Solicitations are subject to the terms and conditions set forth in the consent solicitation statement, dated January 20, 2022 (the “Consent Solicitation Statement”). The Consent Solicitations expired at 5:00 p.m., New York City time, on January 27, 2022 (the “Expiration Date”). As of the Expiration Date, registered holders of the Notes of record (each a “Holder” and, collectively, the “Holders”) at 5:00 p.m., New York City time, on January 18, 2022 (the “Record Date”), holding the aggregate principal amount of each series of Notes as identified in the table below, validly delivered and did not validly withdraw their consents to the Proposed Amendments (the “Consents”).

Title of Debt Securities	CUSIP	Consent Consideration	Amount Outstanding as of the Record Date	Principal Amount of Consents Delivered(1)	Percentage of Principal Amount of Consents Delivered(1)
8.250% Notes due 2027	257867 BE0	—	$244,949,000	$232,335,000	94.85%
8.500% Notes due 2029	257867 BC4 (144A) U25783 AE8 (Reg S)	—	$318,186,000	$317,595,000	99.81%

(1)

The aggregate principal amount of each series of Notes representing the Consents that have been validly delivered and not withdrawn as of the Expiration Date is based on information provided by the Information and Tabulation Agent (as defined below) to RRD.

The Company has accepted all Consents that were validly delivered and not validly withdrawn pursuant to the Consent Solicitations prior to the Expiration Date. The Consent Solicitations expired at the Expiration Date, and Consents may no longer be withdrawn.

A supplemental indenture giving effect to the Proposed Amendments with respect to each series of Notes will be executed promptly following the Expiration Date. Upon its execution, each supplemental indenture will be effective and constitute a binding agreement between the Company and the trustee. However, the Proposed Amendments will not become operative until immediately prior to the consummation of the Merger and will cease to be operative if the Merger is not consummated.

The effectiveness of the Proposed Amendments is not a condition to the consummation of the Merger or other transactions contemplated by the Merger Agreement, but the consummation of the Merger is a condition to the Supplemental Indentures becoming operative. Based on the information currently available to the Company, it is expected that the Merger will be consummated during the first quarter of 2022; however, there is no assurance that the Merger will be consummated in the first quarter of 2022 or at any time prior to the Termination Date (as defined in the Merger Agreement) (which is subject to extension under certain limited circumstances as described herein).

The solicitation of waivers and consents from holders of the Company’s 6.500% Notes due 2023 (the “2023 Notes”), 6.000% Notes due 2024 (the “2024 Notes”), 6.125% Senior Secured Notes due 2026 (the “2026 Notes”), 6.625% Debentures due 2029 (the “2029 Debentures”) and 8.820% Debentures due 2031 (collectively with the Notes, the 2023 Notes, the 2024 Notes, the 2026 Notes and the 2029 Debentures, the “Debt Securities”) remain open are scheduled to expire at 5:00 p.m., New York City time, on February 1, 2022, in each case, unless extended or earlier terminated by the Company in its sole discretion with respect to one or more series, pursuant to the terms of the Consent Solicitation Statement.

The Consent Solicitations were made at the request of Chatham Delta Parent, Inc. (“Parent”) pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”) entered into on December 14, 2021 by and among the Company, Parent and Chatham Delta Acquisition Sub, Inc. (“Acquisition Sub”). Under the terms of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company, at the request of Parent, has engaged Jefferies LLC to act as solicitation agent (“Solicitation Agent”) in connection with the Consent Solicitations. Questions regarding the Consent Solicitation may be directed to the Solicitation Agent at the following address or telephone number: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attn: Scott Peloso, (212) 284-3426. The Company, at the request of Parent, has engaged Ipreo LLC to act as information and tabulation agent (the “Information and Tabulation Agent”). Requests for documents relating to the Consent Solicitations may be obtained by contacting Ipreo LLC at (888) 593-9546 (U.S. toll-free) or (212) 849-3880 (banks and brokers) or ipreo-consentSolicitation@ihsmarkit.com.

Pursuant to the terms of the Merger Agreement, Parent is responsible for paying all fees and expenses the Company incurs in connection with the Consent Solicitations, including for the Solicitation Agent and Information and Tabulation Agent, and indemnify the Company from and against any and all losses the Company incurs in connection with the Consent Solicitations.

This news release does not constitute a solicitation of consents with respect to any Debt Securities, and consent solicitations with respect to the Debt Securities are only being made pursuant to the terms of the Consent Solicitation Statement. Consent solicitations are not being made to, and consents are not being solicited from, Holders of Debt Securities in any jurisdiction in which it is unlawful to make such consent solicitations or grant such consent. None of the Company, the trustees, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should deliver consents with respect to the Debt Securities. Each Holder must make its own decision as to whether or not to deliver consents.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed Merger. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Merger and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Merger on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Merger; (ii) significant transaction costs associated with the Merger; (iii) potential litigation relating to the Merger, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Chatham Asset Management, LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay expense reimbursements to affiliates of Chatham Asset Management, LLC under the Merger Agreement; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as the Company’s response to any of the aforementioned factors; (xvi) competitive responses to the Merger; (xvii) the risks and uncertainties pertaining to the Company’s business, including those detailed under the heading “Risk Factors” and elsewhere in the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties described in the proxy statement filed in connection with the Merger and available from the sources indicated below (the “Proxy Statement”). These risks, as well as other risks associated with the Merger are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Merger. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

In connection with the Merger, the Company has filed with the SEC and mailed to its stockholders the definitive Proxy Statement and may file certain other documents regarding the Merger with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Proxy Statement and other relevant documents filed with the SEC by the Company, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through the Company’s investor relations website at investor.rrd.com or by contacting the Company’s investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

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